SMITH & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS


MEMBERS OF:                                   10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUE OF                          SALT LAKE CITY, UTAH 84101
    CERTIFIED PUBLIC ACCOUNTANTS              TELEPHONE: (801) 575-8297
UTAH ASSOCIATION OF                           FACSIMILE: (801) 575-8306
    CERTIFIED PUBLIC ACCOUNTANTS              E-MAIL: smith&co@smithandcocpa.com
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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Noram Gaming and Entertainment, Inc. on Form S-8 of our report dated May 22, 1998 appearing in the Annual Report of Form 10-KSB of Noram Gaming and Entertainment, Inc. for the year ended December 31, 1997.

Smith & Company

By:  /s/ William R. Denney
     --------------------------
     William R. Denney, Partner

November 6, 1998